                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


 Filed by the registrant [X]
 Filed by a party other than the registrant [ ]
 Check the appropriate box:
 [ ]      Preliminary proxy statement
 [X]      Definitive proxy statement
 [ ]      Definitive additional materials
 [ ]      Soliciting material pursuant to Rule 14a-12

                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

 Payment of filing fee (Check the appropriate box):
 [X]      No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5)  Total fee paid:

--------------------------------------------------------------------------------

 [ ]      Fee paid previously with preliminary materials

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:

--------------------------------------------------------------------------------

          (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

          (3) Filing party:

--------------------------------------------------------------------------------

          (4) Date filed:

                              ARK RESTAURANTS CORP.

                                 85 Fifth Avenue
                            New York, New York 10003

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                          To Be Held on April 25, 2001


To Shareholders of
ARK RESTAURANTS CORP.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the "Company") will be held on April 25, 2001 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York for the following purposes:


     (1)  To elect a board of nine directors;


     (2) To approve an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") available for issuance under the Plan from 470,000 to 650,000;

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


     YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

                                          By Order of the Board of Directors,
                                          Vincent Pascal
                                          Secretary


New York, New York
March 16, 2001

                              ARK RESTAURANTS CORP.


                              ---------------------

                                 PROXY STATEMENT

                              ---------------------



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ark Restaurants Corp., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on April 25, 2001 and at any adjournment or adjournments thereof (the "Meeting").

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors and (ii) IN FAVOR of an amendment to the Plan to increase the maximum number of shares of Common Stock which may be issued under the Plan from 470,000 to 650,000; and (iii) IN FAVOR of the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 2001 fiscal year. Election of directors is by a plurality of votes cast at the Meeting in person or by proxy. All other proposals to be considered at the Meeting will be determined by a plurality of votes cast at the Meeting in person or by proxy.


         The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.


         The approximate date this Proxy Statement and the accompanying Proxy were first mailed to shareholders was on or about March 16, 2001. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.


                        VOTING SECURITIES -- RECORD DATE


         Only holders of record of the Company's Common Stock at the close of business on March 12, 2001 will be entitled to notice of and to vote at the Meeting. On that date 3,181,699 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information at March 12, 2001, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, and (iii) all officers and directors of the Company as a group:



                      Name and Address                  Amount and Nature of
                     of Beneficial Owner              Beneficial Ownership (1)      Percent of Class
                     -------------------              ------------------------      ----------------
       Michael Weinstein..........................          964,138(2)                   28.9%
                85 Fifth Avenue
                New York, New York 10003

       FMR Corp...................................          295,000(3)                   9.27%
                82 Devonshire Street
                Boston, Massachusetts 02109

       Bruce R. Lewin ............................          231,600                       6.9%
                c/o Bruce R. Lewin Gallery
                136 Prince Street
                New York, New York  10012

       Arthur Zankel .............................          225,000(4)                    6.7%
                535 Madison Avenue
                New York, New York 10022

       Vincent Pascal ............................           71,190(5)                    2.1%
                85 Fifth Avenue
                New York, New York  10003

       Robert Towers .............................           77,750(6)                    2.3%
                85 Fifth Avenue
                New York, New York  10003

       Donald D. Shack............................           42,603(7)                    1.3%
                530 Fifth Avenue
                New York, New York  10036

       Andrew Kuruc ..............................           49,550(8)                    1.5%
                85 Fifth Avenue
                New York, New York  10003

       Jay Galin .................................           26,000                 Less than 1%
                520 Eighth Avenue
                New York, New York  10018

       Ernest Bogen ..............................           17,320(9)              Less than 1%
                85 Fifth Avenue
                New York, New York  10003

       Paul Gordon ...............................           36,250(10)                   1.1%

                85 Fifth Avenue
                New York, New York  10003

       Mitchell Levy(11) .........................                0                        0%
                38 Woods Drive
                Roslyn, New York 11576

       All directors and officers as a group
                (nine persons)....................         1,516,401(12)                45.4%

----------

(1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Includes 24,800 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power and 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1996 Stock Option Plan.


(3) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 13, 2001. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 295,000 shares as a result of acting as investment adviser to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 295,000 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 295,000 shares.


(4) Based upon information set forth in Schedule 13D filed by Mr. Arthur Zankel with the Securities and Exchange Commission on or about July 6, 2000.

(5) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(6) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(7) Includes 40,000 shares owned by Skylark Partners, a partnership of which Mr. Shack is a general partner.

(8) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(9) Includes 7,320 shares owned by Mr. Bogen's spouse, as to which Mr. Bogen disclaims beneficial ownership.

(10) Includes 28,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(11) Mr. Levy resigned as officer of the Company effective September 9, 2000.

(12) Includes 157,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

                                 ---------------

     In the event of the death of Michael Weinstein, the Company has agreed to purchase from his estate, at the option of his executor or legal representative, such number of shares of Common Stock as may be purchased with the proceeds of a $5,000,000 insurance policy maintained by the Company on the life of Mr. Weinstein, at a price per share equal to the greater of the then book value or the then fair market value of such shares. The Company is obligated to maintain $5,000,000 of insurance on the life of Mr. Weinstein during the term of the agreement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     A board of nine directors is to be elected at the Meeting. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

     Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any of the nominees will not be a candidate.

                                                                                              Director
       Name           Age       Principal Occupation and Position with the Company              Since
       ----           ---       --------------------------------------------------              -----
Ernest Bogen          69     Chairman of the Board of the Company                               1983
Michael Weinstein     57     President of the Company                                           1983
Vincent Pascal        57     Vice President and Secretary of the Company                        1985
Robert Towers         53     Vice President and Treasurer of the Company                        1987
Andrew Kuruc          43     Vice President and Controller of the Company                       1989
Paul Gordon           49     Vice President of the Company                                      1996
Donald D. Shack       72     Attorney, member of law firm of Shack & Siegel,                    1985
                             P.C., general counsel to the Company
Jay Galin             64     Chief Executive Officer, G&G Retail, Inc.                          1988
Bruce R. Lewin        53     Owner - Bruce R. Lewin Gallery                                     2000

---------------

     Ernest Bogen has been a director of the Company since its inception in January 1983 and was also Secretary until September 1985 and Treasurer until March 1987. He was elected Chairman of the Board of Directors of the Company in September 1985. Since 1978, Mr. Bogen has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operates a restaurant in New York City. Mr. Bogen is also an officer, director, and 25% shareholder of RSWB Corp. which operates a restaurant in New York City that it acquired in June 1997, and of BSWR Corp. which operates a restaurant in New York City that it acquired in April 1998. During the past five years, Mr. Bogen had various interests in entities which owned and operated restaurants in Florida. At the present time, Mr. Bogen is an officer, director and 25% shareholder of BSRS Corp. which owns and operates a restaurant in Boca Raton, Florida that it acquired in February 1999.

     Michael Weinstein has been President and a director of the Company since its inception in January 1983. Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc. since 1978, RSWB Corp. since June 1997 and BSWR since April 1998. Mr. Weinstein spends substantially all of his business time on Company-related matters.

     Vincent Pascal was elected Vice President and a director of the Company in October 1985. Mr. Pascal became Secretary of the Company in January 1994.

     Robert Towers has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987.

     Andrew Kuruc was elected Vice President of the Company in 1993 and a director of the Company in November 1989. Mr. Kuruc has been employed as Controller of the Company since April 1987.

     Paul Gordon has been employed by the Company since 1983 and was elected as a director in November 1996. Mr. Gordon is the manager of the Company's Las Vegas operations and Senior Vice President and a director of the Company's Las Vegas subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

     Donald D. Shack was elected a director of the Company in October 1985. Since April 1993, Mr. Shack has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 to April 1993, Mr. Shack was a member of the law firm of Whitman & Ransom, which firm was general counsel to the Company during that time. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., International Citrus Corporation and Just Toys, Inc.

     Jay Galin was elected a director of the Company in January 1988. Since August 1998, Mr. Galin has been Chairman of the Board of G & G Retail Holdings, Inc. and its subsidiary G & G Retail, Inc., a chain of retail clothing stores. For more than five years prior thereto, Mr. Galin was President of its predecessor, G. & G. Shops, Inc.

     Bruce R. Lewin was elected a director of the Company in February 2000. Mr. Lewin is the owner and operator of Bruce R. Lewin Gallery, a fine art gallery in Soho, New York. Mr. Lewin was formerly a director of the Bank of Great Neck (in New York), a former director and officer of Continental Hosts, Ltd., and a former director of the New York City Chapter of the New York State Restaurant Association.

                                 ---------------

     The Company provides purchasing and bookkeeping services to restaurants in which Messrs. Weinstein and Bogen have interests, for which the Company receives a fee which has not exceeded $30,000 in any fiscal year.

     All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors.

     Messrs. Galin, Lewin and Shack, the Company's non-employee directors, were each paid $5,000 in fiscal year 2000 for their services to the Company as directors.


     The Company made loans to Michael Weinstein, Robert Towers and Vincent Pascal, which loans were made primarily in connection with the exercise of stock options as provided under the Company's Stock Option Plans. All of the loans bear interest at the prime rate in effect from time to time. The loans are payable on demand. During fiscal 2000, the largest amount of indebtedness of Mr. Weinstein outstanding at any one time was $717,681. As of March 13, 2001, Mr. Weinstein was indebted to the Company in the amount of $287,681. During fiscal 2000, the largest amount of indebtedness of Mr. Towers outstanding at any one time was $379,561. As of March 13, 2001, Mr. Towers was indebted to the Company in the amount of $400,961. During fiscal 2000, the largest amount of indebtedness of Mr. Pascal outstanding at any one time was $194,197. As of March 13, 2001, Mr. Pascal was indebted to the Company in the amount of $190,961.


Meetings and Committees of the Board of Directors

     Messrs. Lewin and Galin currently serve as members of the Stock Option Committee of the Board. The Stock Option Committee administers the Company's 1996 Stock Option Plan. During the last fiscal year the Stock Option Committee held no meetings and took no action by unanimous written consent of the members of the Committee.


     Messrs. Galin, Lewin and Shack currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company's accounting policies. Messrs. Galin and Lewin are independent directors, within the meaning of NASD Rule 4200(a)(14). While Mr. Shack is not an independent director, within the meaning of Rule 4200 (due to his membership in a law firm that represents the Company), the Board has determined that Mr. Shack's membership on the Audit Committee is required by the best interests of the Company and its shareholders, because Mr. Shack has served on the Audit Committee of the Company for many years and on the board and audit committees of several other publicly traded corporations. He is very familiar with the work and responsibilities of the Committee, and the financial analysis that is required. The Board has adopted a written charter for this Committee, and a copy of the charter is included as an appendix to this proxy statement. The report of this committee is set forth later in this proxy statement. The Audit Committee held three meetings during the past fiscal year.


     The Company does not have a Nominating Committee.

         Messrs. Bogen, Galin and Shack currently serve as members of the Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation policies, establishing the compensation for the President and Chief Executive Officer of the Company and making recommendations on compensation for other executive officers of the Company. The Compensation Committee held one meeting during the past fiscal year.


         During the Company's past fiscal year, the Board held three meetings and took action on five occasions by unanimous written consent of the members of the Board. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he served, except for Paul Gordon and Ernest Bogen who were absent from one meeting held by the Board during the past fiscal year.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2000, 1999, and 1998 fiscal years, of those persons who were, at September 30, 2000, (i) President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company (and one former officer).

                           Summary Compensation Table

                                                                                                     Long-Term
                                                                  Annual Compensation              Compensation
                                                                  -------------------              ------------
               Name and Principal Position                 Year      Salary($)     Bonus($)     Options Awarded(#)
               ---------------------------                 ----      ---------     --------     ------------------
Michael Weinstein                                          2000       458,090          44,435             ---
     President and Chief Executive Officer...........      1999       429,023             ---          60,000
           ..........................................      1998       400,354          80,190             ---

Vincent Pascal                                             2000       230,943          22,099             ---
     Vice President and Secretary ...................      1999       216,354             ---          15,000
           ..........................................      1998       205,167          40,180             ---

Robert Towers                                              2000       230,943          22,099             ---
     Vice President and Treasurer....................      1999       220,217             ---          15,000
           ..........................................      1998       199,513          40,180             ---

Andrew Kuruc                                               2000       180,455          17,270             ---
     Vice President and Controller...................      1999       169,077             ---          15,000
           ..........................................      1998       160,019          31,400             ---

Paul Gordon                                                2000       176,947          81,361             ---
     Vice President .................................      1999       163,866          75,698          15,000
           ..........................................      1998       184,675          63,821             ---

Mitchell Levy (1) ...................................      2000       237,303          25,000             ---
           ..........................................      1999       250,000             ---             ---
           ..........................................      1998       134,615             ---         100,000

(1) Mr. Levy resigned as Vice President of the Company effective September 9, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

         No options to purchase the Company's Common Stock were granted in fiscal year 2000 to the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The table shown below sets forth certain information for the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (i) with respect to option exercises during fiscal 2000 and (ii) at September 30, 2000, with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1985 and 1996 Stock Option Plans.

                             Shares                                                      Value of Unexercised in-the-
                            Acquired       Value          Number of Unexercised             Money Options at Fiscal
          Name            on Exercise    Realized       Options at Fiscal Year-End                Year-End(1)
          ----            -----------    --------       --------------------------                -----------
                                                      Exercisable     Unexercisable     Exercisable      Unexercisable
                                                      -----------     -------------     -----------      -------------
Michael Weinstein.........   13,000       13,000         52,500           57,500            ---               ---
Vincent Pascal ...........    ---           ---          16,875           15,625            ---               ---
Robert Towers ............   13,000       13,000         16,875           15,625            ---               ---
Andre Kuruc ..............    ---           ---          16,875           15,625            ---               ---
Paul Gordon ..............    7,500        7,500         22,500           17,500            ---               ---
Mitchell Levy (2) ........    ---           ---            ---              ---             ---               ---

(1) Based on the closing sale price of $9.1875 on the NASDAQ/National Market System of the Company's Common Stock on September 29, 2000.

(2) Mr. Levy resigned as Vice President of the Company effective September 9, 2000.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period commencing September 25, 1995 and ending September 30, 2000 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on September 25, 1995 and that all dividends paid by companies included in each index were reinvested.


                                 [PERFORMANCE GRAPH]


                                         9/25/95    9/27/96      9/26/97      10/2/98      10/1/99     9/30/00
                                         -------    -------      -------      -------      -------     -------
Ark Restaurants Corp................     100.0       97.36       115.79       103.95       105.26       96.72

Market Index - Nasdaq Stock              100.0      116.75       158.69       164.91       266.79      364.95
 Market (US Companies)..............

Peer Index -  (SIC Code 5812 -           100.0      115.98       123.39       128.37       166.21      127.97
 Eating and drinking places) .......

        The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, consisting of Messrs. Bogen, Galin and Shack, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

     The Company's current executive officers consist of the President, Messrs. Pascal, Towers, Kuruc and Gordon. The three elements of their compensation have been salary, bonus and stock options.

     The President is the founder of the Company. He owns over 939,000 shares of Company stock (including exercisable options), approximately 28% of the outstanding shares. The Compensation Committee believes he is substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Compensation Committee has not considered it necessary to specifically relate the President's compensation to corporate performance.

     The President's annual salary was increased from $400,354 during fiscal 1998 to $429,023 in fiscal 1999 and $458,090 in fiscal 2000. Effective January 1, 2001, the President's annual salary was increased to $550,000. The President was also paid a bonus of $80,190 in fiscal 1998 and $44,435 in fiscal 2000. He did not receive a bonus for fiscal 1999. In April 1999, he received options to purchase an additional 60,000 shares of Common Stock. The Compensation Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies.

     The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers, Kuruc, and Gordon. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.

     It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the other executives. The Board believes that significant stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In January 1997, Messrs. Pascal, Towers and Kuruc each received options to purchase 17,500 shares of Common Stock, and Mr. Gordon received options to purchase 25,000 shares. In April 1999, Messrs. Pascal, Towers, Gordon and Kuruc, each received options to purchase 15,000 shares of Common Stock.

     Stock options are granted by the Company's Stock Option Committee consisting of Messrs. Lewin and Galin. They consult with the Compensation Committee in awarding options to the Company's executives. All options granted under the Company's 1996 Stock Option Plan were granted at an exercise price equal to market price on the date of grant.


     Jay Galin         Ernest Bogen            Donald D. Shack

Compensation Committee Interlocks and Insider Participation

     Ernest Bogen is Chairman of the Board of the Company and formerly an executive officer of the Company. Mr. Bogen is also an officer, director and 25% shareholder of each of Easy Diners, Inc. and RSB Corp., each of which is a Restaurant management company that operates a Restaurant in New York City. Mr. Weinstein is also an officer, director and 25% shareholder of Easy Diners, Inc. and RSB Corp. Donald D. Shack is a member of the firm of Shack & Siegel, P.C., general counsel to the Company.



          PROPOSAL 2: AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN

     The Board has approved and recommended for submission to the Company's shareholders an amendment to the Plan that would increase the maximum number of shares of Common Stock which may be issued under the Plan from 470,000 to 650,000. Options in respect of 351,000 of the 470,000 shares currently authorized to be issued under the Plan have been granted. The Board believes that additional shares should be authorized to enable the Company to continue to achieve the objectives of the Plan. Accordingly, the Board has approved and recommends for submission to the Company's shareholders an amendment to the Plan that would increase the aggregate number of shares of Common Stock which may be issued under the Plan from 470,000 to 650,000. The Plan is intended to encourage stock ownership by directors, officers, employees, independent contractors and advisors of the Company and its subsidiaries and thereby enhance their proprietary interest in the Company.

     A summary of the signification provisions of the Plan is set forth below.

Administration of the Plan

     The Plan is administered by a committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "disinterested person" as that term is defined in Rule 16b of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code (the "Code") or "non-qualified options" which do not so qualify.

     The Committee may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the Plan; (iii) permit the grant of any incentive stock option under the Plan with an option price of less than 100% of the fair market value of the shares at the time such incentive stock option is granted; or (iv) extend the term of any incentive stock options or the period during which any incentive stock options may be granted under the Plan.

     Unless the Plan is terminated earlier by the Board, the Plan will terminate on January 9, 2006.

Shares Subject to the Plan

     Subject to adjustments resulting from changes in capitalization and assuming approval of this Proposal by shareholders, no more than 650,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan.

     Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

Participation

     The Committee is authorized to grant incentive stock options from time to time to such employees of the Company or its subsidiaries, as the Committee, in its sole discretion, may determine. Employees and directors of the Company or its subsidiaries and independent contractors providing services to the Company or its subsidiaries are eligible to receive non-qualified options under the Plan. Members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of one year thereafter.

Option Price

     The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may not be less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

Acquisition of Shares

     In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the Plan, the Committee may authorize (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the optionee from a third party. Such loans, installment payments or guarantees may be authorized without security and, in the case of incentive stock options, the rate of interest may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest imputed under
Section 483 of the Code.

Terms of Options

     The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock).

Federal Income Tax Consequences of Non-Qualified Options

     An employee who is granted a non-qualified option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares on the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a non-qualified option granted under the Plan is subject to tax reporting and withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by an option holder provided all necessary reporting requirements under the Code are met.

     Provided that an employee satisfies certain holding period requirements provided by the Code, an employee will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified option are disposed of more than one year after (i) the shares are transferred to the employee or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized with respect to the option.

Federal Income Tax Consequences of Incentive Stock Options

     An incentive stock option holder who meets the eligibility requirements of
Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

     If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

     An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition.

     The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder provided all necessary reporting requirements are met.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the adjusted basis of such shares. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons".

Alternative Minimum Tax

     For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includible in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includible in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of such income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

Deductions for Federal Income Tax Purposes

     Pursuant to the Omnibus Budget Reconciliation Act of 1993, for fiscal years beginning on and after January 1, 1994, the Company will not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt provided that the stock options are granted by a committee of the Board which is comprised solely of two or more outside directors, the plan under which the options are granted is approved by stockholders, and the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee. Currently the Company does not have any employees earning in excess of $1,000,000.

Required Vote

     The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to approve the amendment to the Plan. The Board recommends a vote FOR the following resolution:

     "RESOLVED, that the Company's 1996 Stock Option Plan be amended to increase the maximum number of shares of Common Stock available for issuance thereunder from 470,000 to 650,000."

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         It is proposed that shareholders ratify the appointment by the Board of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 29, 2001. The Company expects representatives of Deloitte & Touche LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

         Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

         The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company.


Independent Auditors' Fees

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended September 30, 2000 were $153,500.

Financial Information Systems Design and Implementation Fees

         Deloitte & Touche LLP rendered no professional services to the Company in connection with the design or implementation of financial information systems during the fiscal year ended September 30, 2000.

All Other Fees

         During the fiscal year ended September 30, 2000, Deloitte & Touche LLP rendered no professional services to the Company other than the services described under "Audit Fees" above.


                             AUDIT COMMITTEE REPORT

         The audit committee of the Board of Directors of the Company is composed of three directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United

States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In keeping with that responsibility, the audit committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the audit committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

         The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

         Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

         This report is respectfully submitted by the audit committee of the Board of Directors.

         Bruce R. Lewin, Jay Galin and Donald D. Shack


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ/National Market System. Officers, directors and greater than ten percent stockholders are required by the Commission's regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                                VOTING PROCEDURES


         Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for shareholders to mark if they wish to abstain on Proposals 2 and 3. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on a specific proposal presented to shareholders at the Meeting, abstentions will be considered as present and voting with respect to that specific proposal, whereas broker non-votes will not be considered as present and voting with respect to that specific proposal. Abstentions are not counted in determining the votes cast with respect to the ratification of the selection of independent auditors and will have no effect on the vote.

         Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors and the selection of independent auditors.

                              SHAREHOLDER PROPOSALS

         As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

         To be included in the Company's proxy statement and proxy relating to the Company's 2002 Annual Meeting of Shareholders, shareholder proposals should be received by the Company on or before October 15, 2001. If we do not receive notice of a stockholder proposal to be acted upon at our 2002 Annual Meeting of Shareholders on or before December 27, 2001, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

                                  ANNUAL REPORT


         The 2000 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy on March 16, 2001 to each shareholder of record.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.


         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON MARCH 12, 2001 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.


         IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE

MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       MANNER AND EXPENSES OF SOLICITATION

         The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. The Company may also retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.


                                          ARK RESTAURANTS CORP.



New York, New York
March 16, 2001

                                                                      Appendix A

                        CHARTER OF THE AUDIT COMMITTEE OF

                            THE BOARD OF DIRECTORS OF

                              ARK RESTAURANTS CORP.


         This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Ark Restaurants Corp. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

Role, Independence and Organization

         The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable NASD rules. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

Responsibilities

         Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     1. Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     2. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     3. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     4. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     5. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     6. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     7. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, and may be in person or by telephone.)

     8. Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

     9. Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     10. Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

                                                                      Appendix B

                              ARK RESTAURANTS CORP.

                    Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders


                                 April 25, 2001


         THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 25, 2001 at 10:00 A.M. local time at Bryant Park Grill, 25 West 40th Street, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement.


[ ]      ____________________        _____________
         ACCOUNT NUMBER              COMMON

(1)  Election of a board of nine directors


                                                                WITHHOLD AUTHORITY
         NOMINEE                       VOTE FOR                 TO VOTE FOR
         Ernest Bogen                  [ ]                      [ ]
         Michael Weinstein             [ ]                      [ ]
         Vincent Pascal                [ ]                      [ ]
         Robert Towers                 [ ]                      [ ]
         Andrew Kuruc                  [ ]                      [ ]
         Donald D. Shack               [ ]                      [ ]
         Jay Galin                     [ ]                      [ ]
         Paul Gordon                   [ ]                      [ ]
         Bruce Lewin                   [ ]                      [ ]



                                                              (See reverse side)

(2) Approval of amendment to the Company's 1996 Stock Option Plan to increase the maximum number of shares of the Company's Common Stock, $.01 par value per share available for issuance under the Plan from 470,000 to 650,000.

                  FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

(3) Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

                  FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3.



                                        Dated:  ___________ , 2001


                                        __________________________________
                                                    Signature

                                        NOTE: Please sign exactly as your name
                                        or names appear hereon. Joint owners
                                        should each sign personally. When
                                        signing as executor, administrator,
                                        corporation, officer, attorney, agent,
                                        trustee or guardian, etc., please add
                                        your full title to your signature.


NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                                                      Appendix C

                              ARK RESTAURANTS CORP.
                             1996 STOCK OPTION PLAN
                (Incorporates Amendments and Proposed Amendments
                             through March 12, 2001)

1.   Purposes

     This Stock Option Plan (the "Plan") is intended to assist Ark Restaurants Corp. (the "Company") in attracting, maintaining and developing a strong management for the Company and its subsidiaries by encouraging ownership of Shares by officers, directors and employees. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option."

2.   Definitions

     For the purposes of the Plan, unless the context otherwise requires, the following definitions shall be applicable:

     (a) "Board" or "Board of Directors" means the Company's Board of Directors.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Director" means any person who is a member of the Board of Directors of the Company whether or not such person is an Employee.

     (d) "Employee" means an employee of the Company or of a Subsidiary (including a director or officer who is also an Employee).

     (e) "Employment" means the employment of an Employee by the Company or a Subsidiary or the service of a Director as a director of the Company.

     (f) "Fair Market Value" of the Shares means the mean between the closing bid and asked prices of publicly traded Shares as reported on the NASDAQ system (or, if the Shares are listed on a national securities exchange, the closing price on such exchange), or, if the Shares shall not then be regularly quoted on the NASDAQ system (or on any national securities exchange), as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee (as hereinafter defined) or the Board in a manner consistent with the provisions of the Code.

     (g) "ISO" means an incentive stock option intended to qualify under Section 422 of the Code.

     (h) "NQO" means an option which does not qualify as an ISO.

     (i) "Option Agreement" means a written agreement between the option holder and the Company evidencing an option granted under the Plan, consistent with the provisions of Section 6 of the Plan.

     (j) "Shares" means shares of the Company's common stock, $.01 par value, including authorized but unissued shares and shares which have been previously issued and reacquired by the Company or a Subsidiary.


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


     (k) "Subsidiary" of the Company means and includes a "Subsidiary Corporation," as that term is defined in Section 425(f) of the Code.

3.   Administration

     The Plan shall be administered by a committee (the "Committee") consisting of not less than two persons appointed by the Board of Directors, each of whom shall be a "non-employee director" as the term is defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee, in its sole discretion, shall from time to time determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, the number of Shares to be subject to each option, whether an option shall be designated an ISO or an NQO and the manner in and price at which such option may be exercised. In making such determinations, the Committee may take into account the nature and period of service rendered by the respective optionees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. However, nothing contained herein shall be deemed to prevent the Committee, in the sound exercise of business judgment, from canceling outstanding options and reissuing new options at a lower exercise price in the event that the Fair Market Value per share of common stock at any time prior to the date of exercise falls below the exercise price of options granted pursuant to the Plan. Shares subject to any such canceled options shall be immediately available for reissuance under the Plan. The determination of the Committee with respect to any matter referred to in this Section 3 shall be conclusive.

4.   Eligibility for Participation

     Any Employee or Director or an independent contractor providing services to the Company or its Subsidiaries shall be eligible to receive options granted under the Plan, except that (i) only Employees (including a director or officer who is also an Employee) shall be eligible to receive ISOs, and (ii) members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of one year thereafter.

5.   Limitation on Shares Subject to the Plan

     (a) Subject to adjustment as hereinafter provided, no more than 650,000 Shares may be issued pursuant to the exercise of options granted under the Plan. If any option shall expire or terminate for any reason, without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

     (b) Subject to adjustment as hereinafter provided, (i) no Employee may be granted ISOs to purchase more than an aggregate of 50,000 Shares under the Plan, and (ii) no Employee may be granted options to purchase more than an aggregate of 50,000 Shares during any period of 12 consecutive months (including any repriced or reissued options).

6.   Terms and Conditions of Options

     Each option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the option is exercisable, the number of Shares that may be purchased upon exercise of an option, the price at which each Share may be purchased pursuant to the exercise of an option, the conditions to the exercise of any option and the option holder's obligation to remain in the continuous employment with or service to the Company. The provisions of Option Agreements need not be identical. Without limiting the foregoing, each option granted under the Plan shall be subject to the following terms and conditions:

     (a) Except as provided in Subsection (i), the option price per Share shall be determined by the Committee, but shall not, in the case of ISOs, be less than 100% of the Fair Market Value of a Share on the date the option is granted and in the case of NQOs, be less than 85% of the Fair Market Value of a Share on the date of grant. The Committee may modify the option price of outstanding options or cancel such options and grant new options in lieu thereof at a new option price, provided that in the case of ISOs the option price of such modified or new option may not be less than 100% of the Fair Market Value of a Share on the date of such action by the Committee.

     (b) Each option shall expire ten years from the date of grant unless the Committee, in its discretion, fixes a shorter term, subject to earlier termination as provided herein.

     (c) If an option holder dies while he is an Employee or a Director or within three months after the termination of such option holder's Employment by reason of retirement with the written consent of the Company or a Subsidiary, such option may, to the extent that the option holder was entitled to exercise such option on the date of his death, be exercised within one year after his death by his personal representative or representatives or by the person or persons to whom the option holder's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent by anyone after its expiration.

     (d) In the event that an option holder shall voluntarily retire or quit his Employment without the written consent of the Company or a Subsidiary or if the Company or a Subsidiary shall terminate the Employment of an option holder for cause (as determined by the Committee in its sole discretion), the options held by such holder shall forthwith terminate. If an option holder shall voluntarily retire or quit his Employment with the written consent of the Company or a Subsidiary, or if the Employment of an option holder shall have been terminated by the Company or a Subsidiary for reasons other than cause, such option holder may (unless his option shall have previously expired pursuant to the provisions hereof) exercise his option at any time prior to the expiration of the original option period or the expiration of three months from the termination of his Employment, whichever shall first occur, to the extent of the number of Shares subject to such option which were purchasable by him on the date of termination of his employment. Options granted under the Plan shall not be affected by any change of employment so long as the option holder continues to be an Employee or Director.

     (e) Each option shall be nontransferable by the option holder otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the option holder solely by him.

     (f) Payment of the option price shall be made to the Company at the time the option is exercised either (i) in cash (including check, bank draft or money order), or (ii) at the discretion of the Committee, by delivering Shares already owned by the option holder and having a Fair Market Value on the date of exercise equal to the option price of the option or a combination of such Shares and cash, or (iii) by any other proper method specifically approved by the Committee.

     (g) In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the optionee by the Company, (b) the payment by optionee of the purchase price of the Common Stock in installments, (c) the guarantee by the Company of a loan obtained by the optionee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of (i) the "prime rate" as from time to time in effect of a commercial bank or recognized standing, and (ii) the rate of interest from time to time imputed under Section 483 of the Code) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

     (h) To the extent that the aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, such ISOs will be treated as NQOs. The foregoing rule shall be applied by taking ISOs into account in the order in which they were granted. In the event outstanding ISOs granted to an Employee become immediately exercisable under Section 7(a) hereof, such ISOs will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as NQOs.

     (i) An ISO may be granted to an Employee owning, or who is considered as owning by applying the rules of ownership set forth in Section 424(d) of the Code, over 10 percent of the total combined voting power of all classes of capital stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share subject to the ISO and such ISO shall expire not more than five years from the date of grant.

     (j) Options may be terminated at any time by agreement between the Company and the option holder.

     (k) Nothing herein contained shall impose upon the Company the obligation to continue the employment or other service of any option holder. The rights of the Company to terminate the employment or service of an option holder shall not be diminished or affected by reason of the granting of an option.

7.   Adjustments Upon Changes in Capitalization

     (a) New option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Section 7(b) hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Shares; provided, however, that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted hereunder whether or not then exercisable.

     (b) The existence of outstanding options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding Shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate option price.

     (c) Adjustments under this Section 7 shall be made by the Committee, whose determination as to what adjustment, if any, shall be made, and the extent thereof, shall be final.

8.   Privileges of Stock Ownership

     No option holder shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to him

9.   Securities Regulation

     (a) Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any Federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board.

     (b) Unless at the time of the exercise of an option and the issuance of the Shares thereby purchased by an option holder hereunder there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission, the option holder exercising such option shall deliver to the Company at the time of exercise a certificate (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act, (ii) certifying that he is acquiring the Shares issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing such option holder's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including the rules and regulations of the Securities and Exchange Commission.

10.  Amendment, Suspension and Termination of the Plan

     The Board may at any time amend, suspend or terminate the Plan, provided that, except as set forth in Section 7 above, no amendment may be adopted which would:

     (a) increase the maximum number of Shares which may be issued pursuant to the exercise of options granted under the Plan;

     (b) permit the grant of any ISO under the Plan with an option price less than 100% of the Fair Market Value of the Shares at the time such ISO is granted;

     (c) change the provisions of Section 4; or

     (d) extend the term of ISOs or the period during which ISO may be granted under the Plan.

     Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on January 9, 2006. No option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

11.  Effective Date

     Subject to stockholder approval, the effective date of the Plan shall be January 10, 1996.









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